EXHIBIT 99.2

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2011	October 31, 2010	January 31, 2010

Net revenue	$32,302	$33,278	$31,177

Costs and Expenses: (a)
Cost of sales	24,408	24,995	24,027
Research and development	798	814	681
Selling, general and administrative	3,090	3,464	2,967
Amortization of purchased intangible assets	425	424	330
Restructuring charges	158	235	131
Acquisition-related charges	29	51	38
Total costs and expenses	28,908	29,983	28,174

Earnings from operations	3,394	3,295	3,003

Interest and other, net	(97)	(81)	(199)

Earnings before taxes	3,297	3,214	2,804

Provision for taxes	692	676	554

Net earnings	$2,605	$2,538	$2,250

Net earnings per share:
Basic	$1.19	$1.13	$0.95
Diluted	$1.17	$1.10	$0.93

Cash dividends declared per share	$0.16	$-	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,182	2,249	2,358
Diluted	2,226	2,297	2,427

(a)	In connection with organizational realignments implemented in the first quarter of fiscal 2011, certain costs previously reported as Cost of Sales have been reclassified as Selling, General and Administrative expenses to better align those costs with the functional areas that benefit from those expenditures.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	January 31, 2011	October 31, 2010
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$9,934	$10,929
Accounts receivable	16,552	18,481
Financing receivables	2,982	2,986
Inventory	6,747	6,466
Other current assets	15,189	15,322

Total current assets	51,404	54,184

Property, plant and equipment	11,575	11,763

Long-term financing receivables and other assets	11,017	12,225

Goodwill and purchased intangible assets	45,937	46,331

Total assets	$119,933	$124,503

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$3,381	$7,046
Accounts payable	13,453	14,365
Employee compensation and benefits	2,976	4,256
Taxes on earnings	789	802
Deferred revenue	6,927	6,727
Other accrued liabilities	16,084	16,207

Total current liabilities	43,610	49,403

Long-term debt	17,022	15,258
Other liabilities	17,754	19,061

Stockholders' equity:
HP stockholders' equity	41,206	40,449
Noncontrolling interests	341	332

Total stockholders' equity	41,547	40,781

Total liabilities and stockholders' equity	$119,933	$124,503

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31, 2011	October 31, 2010	January 31, 2010

Net revenue:(a)

Services	$8,607	$9,125	$8,790
Enterprise Servers, Storage and Networking	5,634	5,888	4,610
HP Software	697	763	663
HP Enterprise Business	14,938	15,776	14,063
Personal Systems Group	10,449	10,283	10,584
Imaging and Printing Group	6,630	6,995	6,206
HP Financial Services	827	809	719
Corporate Investments	78	135	60
Total Segments	32,922	33,998	31,632
Eliminations of intersegment net revenue and other	(620)	(720)	(455)

Total HP Consolidated Revenue	$32,302	$33,278	$31,177

Earnings from operations:(a)

Services	$1,375	$1,500	$1,379
Enterprise Servers, Storage and Networking	828	888	607
HP Software	123	261	172
HP Enterprise Business	2,326	2,649	2,158
Personal Systems Group	672	568	530
Imaging and Printing Group	1,129	1,220	1,054
HP Financial Services	79	73	67
Corporate Investments	(183)	(157)	(56)
Total Segments	4,023	4,353	3,753

Corporate and unallocated costs and eliminations	149	(239)	(88)
Unallocated costs related to stock-based compensation expense	(166)	(109)	(163)
Amortization of purchased intangible assets	(425)	(424)	(330)
Restructuring charges	(158)	(235)	(131)
Acquisition-related charges	(29)	(51)	(38)
Interest and other, net	(97)	(81)	(199)

Total HP Consolidated Earnings Before Taxes	$3,297	$3,214	$2,804

(a)	Certain fiscal 2011 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2010, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Servers, Storage and Networking, Services, HP Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the networking business from Corporate Investments to Enterprise Servers, Storage and Networking, the transfer of the communications and media solutions business from HP Software to Services, and the transfer of the business intelligence business from HP Software to Corporate Investments. There was no impact on the previously reported financial results for the Personal Systems Group, HP Financial Services and Imaging and Printing Group segments.